                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 8, 2003  accompanying  the consolidated financial statements of WebFinancial  Corporation and subsidiaries  appearing in the 2002 Annual Report of the Company to its shareholders included in the Annual report on Form 10-K for the year ended  December 31, 2002 which is  incorporated by reference in this Registration  Statement. We consent to the incorporation by reference in the Registration  Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/s/Grant Thornton LLP
Salt Lake City, Utah
December 9, 2003